SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018 (September 27, 2018)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2018, DURECT Corporation (the “Company”) announced the promotion of Michael H. Arenberg, the Company’s Senior Vice President, Corporate and Business Development, to Chief Financial Officer, and the retirement of Matthew J. Hogan, the Company’s outgoing Chief Financial Officer, in each case effective October 15, 2018, both of which were approved by the Company’s Board of Directors (the “Board”) on September 27, 2018. The Company expects to enter into a consulting arrangement with Mr. Hogan, pursuant to which Mr. Hogan will provide support and facilitate the transition through April 2019.

Since joining the Company in 1999, Mr. Arenberg has held a variety of positions with increasing responsibilities in general management, sales & marketing and business development. Prior to joining the Company, in 1996, Mr. Arenberg co-founded IntraEAR, Inc., a drug delivery medical device company, where he served as Vice President of Sales, Marketing and Business Development until its acquisition by the Company in 1999. Mr. Arenberg holds an M.B.A. from the Leavey School of Business at Santa Clara University and a J.D. from the University of Denver.  Mr. Arenberg is 49 years old.

Following Mr. Arenberg’s promotion, he will receive a base salary of $345,000 per year. Mr. Arenberg will also be eligible to participate in the Company’s bonus plan with a target bonus up to 40% of his base salary. As a Senior Vice President, Corporate and Business Development, Mr. Arenberg’s target bonus for 2018 was up to 35% of his base salary.  Mr. Arenberg will also receive an option to purchase 50,000 shares of the Company’s common stock under the Company’s 2000 Stock Plan on October 15, 2018, which will vest in equal monthly installments over four (4) years.

In the event that the Company actually or constructively terminates Mr. Arenberg’s employment without cause  in connection with and prior to a change in the Company’s control, or within twenty-four months following a change in control, then: (1) the unvested portion of any stock option held by Mr. Arenberg shall automatically accelerate so as to become completely vested as of the effective date of the termination, and (2) Mr. Arenberg shall receive a cash payment equal to one year of his then current notional salary.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Arenberg, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

A copy of the Company’s press release announcing the appointment of Mr. Arenberg is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of DURECT Corporation dated October 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: October 1, 2018	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer

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